    NON-COMPETITION AND NON-SOLICITATION AGREEMENT
AGREEMENT, dated as of April 9, 2026, between Marsh & McLennan Companies, Inc. (“Marsh” or the “Company”) and Mark C. McGivney, an employee of the Company (“Executive”). The terms of this Agreement are effective as of April 15, 2026.

R E C I T A L S:

This Agreement is entered into in consideration of the Executive’s employment by the Company as Executive Vice President, Chief Operating Officer and Chief Financial Officer effective April 15, 2026, the Company’s execution of the April 9, 2026 Letter Agreement regarding Executive’s terms of employment, Executive’s eligibility for a discretionary bonus and other compensation as an employee of the Company, and Executive’s provision with and access to Confidential Information and Trade Secrets belonging to the Company. For the purposes of this Agreement, the term “Company” means Marsh, its subsidiaries, affiliates and/or any corporation, partnership, joint venture, limited liability company, or other entity in which Marsh has a 10% or greater direct or indirect interest.

NOW, THEREFORE, the Company and Executive hereby agree to be bound by this Non-Competition and Non-Solicitation Agreement, as follows:

1.Confidential Information and Trade Secrets
(a)Executive understands and acknowledges that as a senior executive and member of Marsh’s Executive Committee, Executive will learn or have access to, or may assist in the development of, sensitive and highly Confidential Information and Trade Secrets about the Company, its operations and its clients, and that providing its clients with appropriate assurances that their confidences will be protected is crucial to the Company’s ability to obtain clients, maintain good client relations, and conform to contractual obligations. “Confidential Information and Trade Secrets” are items of information relating to the Company, its products, services, clients, suppliers, vendors, business partners, and employees, that are not generally known or available to the general public, but have been developed, compiled or acquired by the Company at its effort and expense. Such Confidential Information and Trade Secrets include but are not limited to: (i) financial and business information relating to the Company, such as information with respect to costs, commissions, fees, profits, sales, markets, mailing lists, strategies and plans for future business, new business, product or other development, potential acquisitions or divestitures, and new marketing ideas; (ii) product and technical information relating to the Company, such as product concepts, formulations and structures, new and innovative product ideas, methods, procedures, devices, machines, equipment, data processing programs, software, software codes, computer models, and research and development projects; (iii) client information, such as the identity of the Company’s clients, the names of representatives of the Company’s clients responsible for entering into contracts with the Company, the amounts paid by such clients to the Company, client risk characteristics, specific client needs and requirements, specific client characteristics related to the provision of services by the Company, client consulting needs and information about the consulting services provided or planned by the Company to serve such clients, client insurance policy information, information regarding the markets or sources with which insurance is placed, and leads and referrals to prospective clients; (iv) personnel information, such as the identity and number of the Company’s other employees and officers, their salaries, bonuses, benefits, skills, qualifications, and abilities; (v) any and all information in whatever form provided to the Company by any client or prospective client of the Company, including but not limited to, its business, employees, operations, systems, assets, liabilities, finances, products, and marketing, selling and operating practices; (vi) any information not included in (i) or (ii) above which Executive knows or should know is subject to a restriction on disclosure or which Executive knows or should know is considered by the Company's clients or prospective clients to be confidential, sensitive, proprietary or a trade secret or is not readily available to the public; or (vii) intellectual property, including inventions and copyrightable works. Confidential Information and Trade Secrets have actual or potential value because they are not generally known or available to the general public, but have been developed, compiled or acquired by the Company at its effort and expense and through the use of the Company’s resources. Trade Secrets are items of Confidential Information that meet the requirements of applicable trade secret law. Confidential Information and Trade Secrets can be in any form, including but not limited to: oral, written or machine readable, including electronic files. The absence of any marking or statement that any particular information is Confidential Information shall not affect its status as Confidential Information.
(b)Executive acknowledges and agrees that the Company is engaged in highly competitive businesses and that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information and Trade Secrets which were developed, compiled and acquired by the Company at its effort and expense and through the use of the Company’s resources. Executive further acknowledges and agrees that any disclosing, divulging, revealing, or using of any of the Confidential Information and Trade Secrets, other than in connection with the Company’s business or as specifically authorized by the Company, will be highly detrimental to the Company and cause it to suffer serious loss of business and pecuniary damage and loss of goodwill.
(c)At all times prior to and following Executive’s termination of employment, Executive shall not disclose to anyone or make use of any Confidential Information and Trade Secrets of the Company, including such trade secret or proprietary or confidential information of any client, prospective client or other entity to which the Company owes an obligation not to disclose such information, which Executive acquires during Executive’s employment with the Company, including but not limited to records kept in the ordinary course of business except: (i) as such disclosure or use may be required or appropriate in connection with Executive’s work as an employee of the Company or any affiliate; (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company, or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information (but only to the extent required by such requirement or order); or (iii) as to such confidential information that becomes generally known to the public or trade without the violation of this Agreement by Executive or by others under a duty of confidentiality to the Company. Nothing contained in this Agreement, or any other agreement you may have signed, or any policy of the Company prohibits or prevents Executive from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblowing proceeding or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC, etc.).
(d)Executive understands that under the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made to Executive’s attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(e)Immediately upon the termination of employment with the Company for any reason or no reason, or at any time the Company so requests, Executive will return to the Company: (i) any originals and all copies of all files, notes, documents, slides (including transparencies), computer disks, printouts, reports, lists of the Company’s clients or leads or referrals to prospective clients, and other media or property in Executive’s possession or control which contain or pertain to Confidential Information or trade secrets; (ii) all property of the Company, including, but not limited to, supplies, keys, access devices, cellphones, laptops, iPhones, iPads, books, identification cards, computers, telephones and other equipment; (iii) all passwords, passcodes, security PINs, biometrics, and/or any other information or means necessary for the Company to access property of the Company stored on any device or equipment. Executive further agrees not to take any action (such as wiping or deleting) at any time with respect to any electronic devices that would hinder the access of information by the Company. Executive agrees that upon completion of the obligations set forth in this paragraph, and if requested by the Company, Executive will execute a statement declaring that Executive has not retained any property of the Company or materials containing Confidential Information and/or Trade Secrets or supplied the same to any person, except as specifically permitted in this Agreement.
(f)During employment with the Company, Executive may not use Executive’s position, influence, knowledge of Confidential Information or Trade Secrets or the Company’s assets for personal gain, except as specifically provided in this Agreement. A direct or indirect financial interest, including joint ventures in or with a business partner, customer or prospective customer without disclosure and the express written approval of the CEO of Marsh is strictly prohibited during employment with the Company.
(g)Executive agrees that for so long as Executive is employed by the Company, Executive shall devote all of Executive’s professional time and activity to the service of the Company. In order to protect the Company’s Confidential Information and Trade Secrets, Executive agrees that, while employed by the Company, Executive shall not become employed by or involved in any way whatsoever, directly or through others, with any company, business, or person that competes with the Company in any way.
2.Assignment of Rights to Intellectual Property; Ownership of Copyrightable Works
(a)Executive agrees to assign and hereby does assign to the Company all Executive’s present and future right, title and interest in and to any intellectual property conceived, discovered, reduced to practice and/or made by Executive during the period of time that Executive is employed by the Company (whether before, on or after the date of this Agreement), whether such intellectual property was conceived, discovered and/or reduced to practice and/or made by Executive solely or jointly with others, on or off the premises of the Company’s business, or during or after working hours, if such intellectual property: (i) was conceived, discovered, reduced to practice and/or made with the Company’s facilities, equipment, supplies, confidential information, trade secrets or intellectual property; or (ii) relates to the Company’s current, or demonstrably anticipated or potential business activities, work or research; or (iii) results from work done or to be done by Executive or under Executive’s direction, alone or jointly, for the Company (“Intellectual Property”). Executive further acknowledges and agrees that such Intellectual Property as referred to herein belongs to the Company and that the Company may, in its sole discretion, keep such Intellectual Property and/or processes pertaining thereto, whether patentable or copyrightable or not, as trade secrets and make all decisions regarding whether and how to use such Intellectual Property and/or processes. Executive further agrees not to use or seek any commercial exploitation of or otherwise use any Intellectual Property transferred to the Company or required to be assigned under this Agreement for personal use.
(b)Executive acknowledges, agrees and intends that all copyrightable works Executive creates during the period of time that Executive is employed by the Company (whether before, on or after the date of this Agreement) and within the scope of Executive’s employment shall be considered to be “works made for hire” as defined under the U.S. Copyright Act, 17 U.S.C. §§ 101 et seq. (“Copyrightable Works”). Executive also acknowledges, agrees and intends that the Company will be deemed the author of all such works made for hire and the owner of all of the rights comprised in the copyright of such works. To the extent that any Copyrightable Works Executive creates within the scope of Executive’s employment or using the resources of the Company do not fully qualify as works made for hire, Executive agrees to assign and hereby does assign all such Copyrightable Works to the Company, including the right to sue for past, present, or future infringement.

(c)Executive agrees to: (i) promptly disclose such Intellectual Property and Copyrightable Works to the Company; (ii) assign to the Company, without additional compensation, the entire rights to Intellectual Property and Copyrightable Works for the United States and all foreign countries; (iii) execute all documents, certifications, assignments, and all other papers and do all acts necessary to carry out the above, including enabling the Company to file and prosecute applications for, acquire, ascertain and enforce in all countries, letters patent, trademark registrations and/or copyrights covering or otherwise relating to Intellectual Property and Copyrightable Works and to enable the Company to protect its proprietary interests therein; and (iv) give testimony in any action or proceeding to enforce rights in the Intellectual Property and Copyrightable Works.
(d)In the event the Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document needed in connection with the actions specified in this Section 2, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, to act for and on Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Executive. Executive hereby assigns to the Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any proprietary rights assigned or transferred hereunder to the Company.
(e)Executive understands and agrees: (i) no license or conveyance of any rights or warranty to Executive is granted or implied by the Company furnishing or disclosing any Intellectual Property or Copyrightable Works to Executive; and (ii) the Company shall retain whatever ownership and other proprietary rights it otherwise has in all Intellectual Property and Copyrightable Works.
(f)Executive covenants and agrees that Executive will obtain the written consent of the CEO of Marsh in advance of any presentation or publication, or submission for presentation or publication, of any speech, paper or article authored by Executive, either alone or jointly with others.
(g)Appendix “A” attached to this Agreement fully describes all inventions developed by Executive alone or jointly with others before being employed by the Company (“Prior Inventions”), and which are, therefore, not part of this Agreement. If no separate sheet is attached, the parties acknowledge that there exist no such Prior Inventions. If in the course of employment with the Company, Executive incorporates into a Company product, process or service a Prior Invention owned by Executive or in which Executive has an interest, Executive hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.
3.Non-Competition
(a)Executive acknowledges and agrees that the Company is engaged in highly competitive global businesses and that by virtue of Executive’s position and responsibilities with the Company and Executive’s access to and provision of Confidential Information and Trade Secrets, engaging in a business which is directly competitive with the Company will cause it great and irreparable harm.
(b)Accordingly, both during Executive’s employment with the Company and during the twelve (12) month period following the cessation of Executive’s employment with the Company, whether such cessation is voluntary or involuntary and for any reason or no reason, Executive shall not, without the express written consent of the CEO of Marsh, directly or through others engage in any activity – whether as an employee (in a capacity substantially similar to the position(s) and responsibilities held or supervised by Executive while employed by the Company), consultant, principal, member, agent, officer, director, partner or shareholder (except as a less than 1% shareholder of a publicly traded company) – that is competitive with any business of the Company and that is conducted by the Company as of the date of the termination of the Executive’s employment, with respect to which Executive was involved or was provided with or had access to Confidential Information and Trade Secrets while Executive was employed by the Company. For purposes of this Agreement, the Company’s “business” means the provision of services and/or products of the type provided by the Company, including but not limited to risk management activities (risk advice, risk transfer and risk control and mitigation solutions), risk consulting, insurance broking, alternative risk financing, and insurance program management services; reinsurance broking and consulting, and risk assessment analytics; talent, health, wealth, benefits, retirement and investment consulting and services; and management, economic, and brand consulting services. In recognition of the international nature of the Company’s business, which includes the sale of its products and services globally, this restriction shall apply in all countries throughout the world where the Company does business as of the date of termination of Executive’s employment with the Company. For avoidance of doubt and without limiting the generality of the foregoing, this covenant prohibits Executive from becoming employed by any of the following competitors of the Company in the restrictive period: Willis Towers Watson PLC, Aon PLC, Arthur J. Gallagher & Co., Brown & Brown, Inc., HUB International Ltd., Lockton Companies Inc., Howden Insurance Brokers Ltd., TigerRisk Partners, Price Forbes & Partners Ltd., Alliant Insurance Services, Inc., United Insurance Brokers Ltd., USI Insurance Services, Acrisure, LLC, The Hilb Group LLC, and any of their respective parents, subsidiaries, and affiliates.
4.Non-Solicitation/Non-Servicing of Clients
(a)Executive acknowledges and agrees that solely by reason of employment by the Company, Executive has and will come into contact with and develop and maintain relationships with a significant number of the Company’s clients and prospective clients and has and will have access to Confidential Information and Trade Secrets relating thereto, including those regarding the Company’s clients, prospective clients and related information, and will have access to and the benefit of good will developed by Company with its clients.
(b)Consequently, during the twelve (12) month period following the cessation of Executive’s employment with the Company, whether such cessation is voluntary or involuntary and for any reason or no reason, Executive shall not, without the express written consent of the CEO of Marsh, either on Executive’s own account or on behalf of any person, company, corporation, or other entity, directly or indirectly: (i) solicit clients or prospective clients of the Company for the purpose of selling or providing products or services of the type sold or provided by Executive while Executive was employed by the Company; (ii) induce clients or prospective clients of the Company to terminate, cancel, not renew, or not place business with the Company; (iii) perform or supervise the performance of services or provision of products of the type sold or provided by Executive while Executive was employed by the Company on behalf of any clients or prospective clients of the Company; or (iv) assist others to do the acts specified in Sections 4(b) (i)-(iii). This restriction shall apply only to those clients or prospective clients of the Company with whom Executive had contact or about whom Executive obtained Confidential Information and Trade Secrets during the last two (2) years of Executive’s employment with the Company. For the purposes of this Section 4, the term “contact” with respect to clients means interaction between Executive and the client which takes place to further the business relationship, or making (or assisting or supervising the performance or making of) sales to or performing or providing (or assisting or supervising the performance or provision of) services or products for the client on behalf of the Company. For purposes of this Section 4, the term “contact” with respect to a prospective client means interaction between Executive and a potential client of the Company which takes place to obtain the business of the potential client on behalf of the Company. It shall not be a defense to a claim that this Section has been breached that Executive’s new employer or entity for which Executive is performing services has previously solicited or served the client. Executive shall not engage in any subterfuge to circumvent this prohibition, including, but not limited to accompanying others on calls to the client, contacting the client with other persons, supervising other persons in soliciting or serving the client, providing Confidential Information and Trade Secrets to others to assist them in soliciting or serving the client, participating in developing presentations to be made to the client, or other similar activities.

5.Non-Solicitation of Employees
Executive acknowledges and agrees that solely as a result of employment with the Company, and in light of the broad responsibilities of such employment, which include working with other employees of the Company, Executive has and will come into contact with and acquire Confidential Information and Trade Secrets regarding the Company’s other employees. Accordingly, during Executive’s employment with the Company and during the twelve (12) month period following the cessation of Executive’s employment with the Company or any affiliate, whether such cessation was voluntary or involuntary and for any reason or no reason, Executive shall not, without the express written consent of the CEO of Marsh, either on Executive’s own account or on behalf of any person, company, corporation, or other entity, directly or indirectly, solicit, or endeavor to cause any employee of the Company with whom Executive, during the last two (2) years of Executive’s employment with the Company, came into contact or about whom Executive obtained Confidential Information and Trade Secrets, to leave employment with the Company.

6.Enforcement
(a)Executive acknowledges and agrees that the covenants contained in Sections 1, 2, 3, 4 and 5 of this Agreement are reasonable and necessary to protect the Confidential Information and Trade Secrets, business and goodwill of the Company. Executive further acknowledges and agrees that Executive’s experience and capabilities are such that the provisions of this Agreement will not prevent Executive from earning a livelihood or cause undue hardship and that the covenants contained in Sections 1, 2, 3, 4 and 5 are reasonable in view of the benefits and consideration Executive has received or will receive from the Company.
(b)In recognition of the fact that irreparable harm will result to the Company in the event of any breach or anticipatory breach of Section 1, 2, 3, 4 or 5 of this Agreement by Executive, or Executive’s claim in a declaratory judgment action that all or part of this Agreement is unenforceable, and that money damages may not provide adequate relief, the parties agree that the Company shall be entitled to the following particular forms of relief as a result of such breach, in addition to any remedies otherwise available to it at law or equity: (a) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach, and other equitable relief, and Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (b) recovery of all reasonable sums and costs, including attorneys’ fees, expert witness fees, expenses and costs incurred by the Company to defend or enforce the provisions of this Agreement.
(c)In the event the Company is required to enforce any of its rights contained in Section 4 through legal proceedings, the parties acknowledge that it may be difficult or impossible to ascertain the precise amount of damages, lost profits, and/or future lost profits incurred by the Company. Therefore, in the event of any breach by Executive of Section 4 of this Agreement, in addition to any other equitable relief available to the Company, Executive agrees that the damages for each client lost in whole or in part by the Company as a result of Executive’s breach shall be two hundred percent (200%) of the gross commissions and fees received by the Company from such client during the twelve (12) months preceding the cessation of Executive’s employment. In arriving at this calculation, Executive agrees that the Company and Executive have considered the following factors: (i) the value of the clients; (ii) the business of the Company; (iii) the type and quality of the clients; (iv) the substantial amount of time, effort and expense incurred by the Company in acquiring, developing and maintaining the clients; (v) the number of years the Company typically retains such clients; (vi) the profitability of renewal business; and (vii) various other factors relating to the relationship between the Company and the clients. Executive further agrees that Executive shall be obligated to reimburse the Company for all reasonable costs, expenses and counsel fees incurred by the Company in connection with the enforcement of its rights hereunder.

(d)The restrictive periods set forth in this Agreement (including those set forth in Sections 3, 4 and 5 hereof) shall not expire and shall be tolled during any period in which Executive is in violation of such restrictive periods, and therefore such restrictive periods shall be extended for a period equal to the duration of any violations thereof by Executive.
7.Employment At-Will
8.Executive understands that this Agreement does not constitute a contract of employment and does not promise or imply that Executive’s employment will continue for any period of time. Unless otherwise agreed to under any employment agreement between Executive and the Company whether executed prior to this Agreement or at any time hereafter, employment with the Company is “at will” and may be terminated either by Executive or the Company at any time, with or without cause, and with or without notice.
9.Miscellaneous
(a)Governing Law; Choice of Forum. The parties acknowledge that Marsh and its operating companies are headquartered in New York, that senior members of the leadership team of the Company are based in New York, and that breach of this Agreement will cause injury in New York. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions. The parties, being desirous of having any disputes resolved in a forum having a substantial body of law and experience with the matters contained herein, agree that any action or proceeding with respect to this Agreement and Executive’s employment shall be brought exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, or in any other court of competent jurisdiction in or for the State and County of New York, and the parties agree to the personal jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in the said court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum. Executive recognizes that, should any dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information and Trade Secrets may be jeopardized. Consequently, Executive agrees that all issues of fact shall be severed for trial without a jury.
(b)Severability. The parties agree they have attempted to limit the scope of the post-employment restrictions contained herein to the extent necessary to protect Confidential Information and Trade Secrets, client relationships and goodwill. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any particular portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such invalid portion, and reformed to the extent valid and enforceable. Such deletion and reformation shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.
(c)Modification; Agreement to Enter into Additional Agreements. No modification of this Agreement shall be valid unless made in a written or electronic instrument signed by both parties hereto, wherein specific reference is made to this Agreement. Should Executive move to a different state or jurisdiction while employed by the Company or upon written request of the Company, Executive agrees to sign, without further consideration, upon direction by the Company, such further writings to effectuate the provisions of this Agreement as necessary to comply with applicable law. Executive’s failure to sign such additional agreements shall constitute a breach of this Agreement.
(d)Non-Waiver. The failure of either the Company or Executive, whether purposeful or otherwise, to exercise in any instance any right, power, or privilege under this

Agreement or under law shall not constitute a waiver of the same or any other right, power, or privilege in any other instance. Any waiver by the Company or by Executive must be in a written or electronic instrument signed by either Executive, if Executive is seeking to waive any of Executive’s rights under this Agreement, or by the CEO of Marsh, if the Company is seeking to waive any of its rights under this Agreement.
(e)Assignment; Successors and Assigns. Neither the Company nor Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. Notwithstanding the foregoing, the Company may assign its rights under this Agreement without any such further consent of Executive to any successor in interest to the Company including in the event that the Company shall effect a reorganization, consolidate with, or merge into any other corporation, limited liability company, partnership, organization, or other entity, or transfer all or substantially all of its properties or assets to any other corporation, limited liability company, partnership, organization or other entity, in which event all references to the “Company” shall be deemed to mean the assignee or a designated affiliate of the assignee. Executive hereby consents to such assignment as set forth in the immediately preceding sentence and further acknowledges and agrees that no further consent by Executive is necessary to make such assignment. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs, and permitted assigns. This Agreement may be enforced by the Company’s subsidiaries, successors, and assigns. Executive’s obligations under this Agreement shall survive any changes made in the future to the employment terms of Executive, including but not limited to changes in salary, benefits, bonus plans, job title and job responsibilities.
(f)Other Agreements. This Agreement contains the entire agreement between Executive and the Company with respect to non-competition and non-solicitation restrictions, and supersedes and terminates any and all previous such agreements and understandings between Executive and the Company, whether written or oral, with respect to noncompetition or nonsolicitation restrictions, with the exception of any such agreements, understandings or restrictions undertaken in connection with any award of a stock option, stock unit, other equity-based award, restricted cash award, or other unvested award granted under any plan of the Company. If the non-competition and non-solicitation restrictions contained in this Agreement are ruled invalid for any reason by a court of competent jurisdiction, then the non-competition and non-solicitation restrictions contained in any and all previous agreements shall be revived. The obligations under this Agreement also shall survive any changes made in the future to the employment terms of Executive, including but not limited to changes in salary, benefits, bonus plans, job title and job responsibilities.
(g)Cooperation. Both during Executive’s employment with the Company and after the termination thereof for any reason, Executive agrees to provide the Company with such information relating to Executive’s work for the Company or others, as the Company may from time to time reasonably request in order to determine Executive’s compliance with this Agreement.
(h)Disclosure. Executive hereby specifically authorizes the Company to contact Executive’s future employers to determine Executive’s compliance with the Agreement or to communicate the contents of this Agreement to such employers. Executive further specifically authorizes the Company to, in its sole discretion and without further permission from Executive, furnish copies of the Agreement to any client or prospective client of the Company and indicate that Executive has entered into this Agreement with the intention that the Company and each of its clients or prospective clients may rely upon Executive’s compliance with this Agreement.
(i)Headings. Section headings are used herein for convenience or reference only and shall not affect the meaning of any provision of this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive because that party or that party’s legal representative drafted it.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove set forth.

/s/ John Q. Doyle_________________                ___/s/ Mark C. McGivney______________
Marsh & McLennan Companies, Inc.                        Mark C. McGivney